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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 25, 2003

                        THE MERIDIAN RESOURCE CORPORATION
             (Exact Name of Registrant As Specified In Its Charter)


           TEXAS                                                 76-0319553
(State or Other Jurisdiction             1-10671              (I.R.S. Employer
     of Incorporation)            (Commission File No.)      Identification No.)


                         1401 ENCLAVE PARKWAY, SUITE 300
                              HOUSTON, TEXAS 77077
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                  281-597-7000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         In June 2003, The Meridian Resource Corporation (the "Company", "we" or "our") invited several accounting firms, including Ernst & Young LLP, the Company's former independent accountant, to submit proposals to be engaged to perform the Company's audit work. The Company's decision to invite such proposals was approved by the Audit Committee of the Board of Directors of the Company. Ernst & Young declined to submit a proposal.

         On September 25, 2003, the Company retained the services of BDO Seidman LLP as its new independent accountant to audit the Company's financial statements. The retention of BDO Seidman was approved by the Audit Committee of the Board of Directors of the Company. During the two years ended December 31, 2002 and during the subsequent interim period through the date of this report, the Company has not consulted with BDO Seidman regarding the application of accounting principles or the type of audit opinion that BDO Seidman might render on the Company's financial statements.

         Neither of the reports issued by Ernst & Young with respect to the Company's financial statements for the years ended December 31, 2002 and 2001 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that Ernst & Young's report with respect to the year ended December 31, 2002 contained an explanatory paragraph indicating that there was substantial doubt as to the Company's ability to continue as a going concern. Since that time, the Company has issued and sold 8,703,537 shares of Common Stock at a purchase price of $3.87 per share, resulting in net proceeds to the Company of approximately $33.0 million, a portion of which has since been paid to its respective credit facilities to address the liquidity issues related to the "going concern" modification of Ernst & Young's report. See "Item 5. Other Events and Required FD Disclosure" below.

         During the two years ended December 31, 2002 and during the subsequent interim period through the date of this report, the Company has had no disagreement with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         Ernst & Young informed the Company that, as part of Ernst & Young's review of the Company's financial statements for the year ended December 31, 2002, Ernst & Young determined that there was a material weakness relating to deficiencies in the internal controls of the Company's financial reporting process, including the gathering and review of data presented in the financial statement footnotes and in Management's Discussion and Analysis. This condition did not lead to a disagreement. The Company has taken, and continues to take, steps to adopt the recommendation of Ernst & Young to strengthen its financial reporting process and to ensure the Company has sufficient in-house financial reporting resources. Further, the Company has adopted additional procedures which it believes will further strengthen its internal controls by requiring more intensive internal review procedures. The Company has and continues to take the necessary steps to insure the accuracy of all public reporting with proper internal controls.

         The Company provided to Ernst & Young a copy of the disclosures set forth above. Ernst & Young's letter regarding these disclosures is attached as
Exhibit 16.1 to this report.

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

         On September 12, 2003, the Company used a portion of the net proceeds from its August 2003 equity sale to reduce indebtedness under its credit facility with Societe Generale and under its

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subordinated credit agreement with Fortis Capital Corporation. The Company repaid $24,340,000 of the amount outstanding under its credit facility, reducing the outstanding balance under the facility to $138,320,000. The Company also repaid $7,500,000 of its subordinated debt, reducing the outstanding balance under its subordinated credit agreement to $10,000,000.

                           FORWARD-LOOKING STATEMENTS

         We believe that some statements contained in this report relate to results or developments that we anticipate will or may occur in the future and are not statements of historical fact. Those statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Words such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "predict", "project", "will" and similar expressions identify forward-looking statements. We have based these forward-looking statements on assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, you should be aware that these forward-looking statements are only our predictions and we cannot guarantee any such outcomes. Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  (c)      EXHIBITS

EXHIBIT NO.   DESCRIPTION

16.1 Letter, dated September 30, 2003, from Ernst & Young LLP to the Securities and Exchange Commission.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            THE MERIDIAN RESOURCE CORPORATION
                                            (Registrant)

                                                    /s/ Lloyd V. DeLano
                                            ------------------------------------
                                                        Lloyd V. DeLano
                                                     Senior Vice President


Date:  September 30, 2003

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                                  EXHIBIT INDEX


EXHIBIT NO.   DESCRIPTION
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16.1          Letter, dated September 30, 2003, from Ernst & Young LLP to the
              Securities and Exchange Commission.